                                                                 Exhibit 10.4(b)


                              BOSTON CHICKEN, INC.

                       AMENDMENT TO AMENDED AND RESTATED
                        1991 EMPLOYEE STOCK OPTION PLAN


1. The first sentence of the second paragraph of Section 4 of the Amended and Restated 1991 Employee Stock Option Plan (the "Plan") of Boston Chicken, Inc. (the "Company") is hereby amended and restated to read in its entirety as follows:

          "The Committee may grant options under which up to a total of 7,459,528 shares of the Common Stock may be purchased from the Company, subject to adjustment as provided in Section 11."

2. Except as provided in paragraph 1 above, the Plan shall remain unchanged and in full force and effect.